Exhibit 16.1

L U R I E E S T. 1 9 4 0	LurieLLP.com 0/612.377.4404 F/612.377.1325

February 7, 2017

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have read the statements included under Item 4.01 of Form 8-K dated February 7, 2017, of Minn Shares Inc., to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Lurie, LLP

Lurie, LLP
Minneapolis, Minnesota

2501 Wayzata Boulevard Minneapolis, MN 55405